Exhibit 4.4
NAVIGATOR HOLDINGS LTD.
2023 LONG TERM INCENTIVE PLAN
STOCK OPTION AGREEMENT
THIS STOCK OPTION AGREEMENT (this “Agreement”) evidences an award made as of the [____] day of [____] (the “Date of Grant”), between NAVIGATOR HOLDINGS LTD., a Marshall Islands corporation (the “Company”), and [__________] (the “Employee”).
1.The Grant. Pursuant to the NAVIGATOR HOLDINGS LTD. 2023 LONG-TERM INCENTIVE PLAN, as the same may be amended from time to time (the “Plan”), and subject to the conditions set forth below, the Company hereby awards to the Employee, effective as of the Date of Grant, the right and option to purchase (the “Option”) an aggregate number of [_______] shares (the “Option Shares”) of the Company’s common stock, par value $0.01 per share (“Stock”), at the Exercise Price per share set forth in Section 2, in accordance with the terms and conditions set forth herein and in the Plan [in the Agreement on the Application of Section 7P of the Danish Tax Assessment Act]1. This Option is intended to be a non-qualified stock Option and not an Incentive Stock Option within the meaning of Section 422 of the Code. To the extent any provision of this Agreement conflicts with the expressly applicable terms of the Plan, those terms of the Plan shall control, and if necessary, the applicable terms of this Agreement shall be deemed amended so as to carry out the purpose and intent of the Plan.
2.Definitions. Capitalized terms used in this Agreement that are not defined in this Section 2 or in the body of this Agreement shall have the meanings given to them in the Plan. In addition to the terms defined in the body of this Agreement, the following capitalized words and terms shall have the meanings indicated below:
(a)[“Employer” shall mean, to the extent to the Employee is not directly employed by the Company, the Company’s employing affiliate that employs the Employee.]2
(b)“Exercise Price” shall mean [$[____], increased by a compounding annual rate of 5 percent beginning on the first anniversary of the Date of Grant and on each annual anniversary of the Date of Grant thereafter, until the time at which the Option Shares become Vested Shares. For the avoidance of doubt, in no event will the Exercise Price, at any time during the term of the Option, be less than the Fair Market Value of one share of Stock on the Date of Grant.]
(c)“Involuntary Termination” shall mean a termination of the Employee’s employment by the Company or an affiliate for a reason other than for Cause.
(d)[“Sufficient Shares” shall mean the smallest number of Option Shares which, when sold, will produce an amount at least equal to the relevant Tax Liability (after deduction of brokerage fees and any other charges or taxes on the sale).
1 Note to Draft: Language to be included for Danish recipients, only.
2 Note to Draft: Language to be included for UK recipients, only.

(e)“Taxable Event” shall mean any event or circumstance that gives rise to a liability for the Employee to pay any income tax or national insurance contributions or both (or their equivalents in any jurisdiction) in respect of:
(i)the Option, including its exercise, its assignment or surrender for consideration, or the receipt of any benefit in connection with it;
(ii)any Stock and/or Option Shares (or other securities or assets):
(A)earmarked or held to satisfy the Option;
(B)acquired on exercise of the Option;
(C)acquired as a result of holding the Option; or
(D)acquired in consideration of the assignment or surrender of the Option;
(iii)any securities (or other assets) acquired or earmarked as a result of holding Stock and/or Option Shares (or other securities or assets) mentioned in (ii); or
(iv)any amount due under United Kingdom PAYE in respect of securities or assets within (i) to (iii) above, including any failure by the Employee to make good such an amount within the time limit specified in section 222 of the United Kingdom’s Income Tax (Earnings and Pensions) Act 2003 (“ITEPA”).
(f)“Tax Liability” shall mean the total of:
(i)any United Kingdom income tax and primary class 1 (employee) national insurance contributions (“NICs”) (or their equivalents in any jurisdiction) for which the Company and/or any Employer (or former Employer) of the Employee is or may be liable to account (or reasonably believes it is or may be liable to account) as a result of any Taxable Event; and
(ii)any United Kingdom secondary class 1 (employer) NICs (or the equivalent in any jurisdiction) that the Company and/or any Employer (or former Employer) of the Employee is or may be liable to pay (or reasonably believes it is or may be liable to pay) as a result of any Taxable Event which can be recovered lawfully from the Employee.]3
3.Vesting.
(a)Option Shares shall be deemed “Nonvested Shares” unless and until they become “Vested Shares”. Subject to other terms and conditions set forth herein, the Option shall vest and become exercisable (i.e., become Vested Shares [on the third anniversary of the Date of
3 Note to Draft: Language to be included for UK recipients, only.

Grant (the “Vesting Date”)]4[as to the specified percentage of Option Shares on the applicable dates set forth in the table below (each such date, a “Vesting Date”)]5, provided that the Employee has been continuously employed by the Company from the Date of Grant through the [applicable] Vesting Date and that, as of the [applicable] Vesting Date, Employee has not provided the Company, nor has the Company provided the Employee, notice of Employee’s termination of employment. Any Option Shares that do not become Vested Shares in accordance with this Section 3(a), Section 3(b), Section 3(c), Section 3(d) or Section 4 shall be forfeited to the Company for no consideration as of the date of the termination of the Employee’s employment with the Company.
[

Vesting Date	Percentage of Option Shares that become Vested and Exercisable

]
(b)Death or Disability. Notwithstanding anything in Section 3(a), if the Employee’s employment with the Company is terminated by reason of death or Disability, subject to the Employee’s (or the Employee’s legal representative’s, heir’s, legatee’s or distributee’s, as applicable) (i) timely execution of a general release of claims in a form satisfactory to the Company and (ii) if applicable, failure to revoke such execution or signature in accordance with the terms of such release, in each case, during the period to execute and revoke such release of claims (such period, the “Consideration Period”), to the extent any Option Shares are Nonvested Shares, a prorated portion (based on the number days Employee is employed from the Date of Grant through the [final / applicable] Vesting Date) of the Option Shares shall become Vested Shares. The Committee shall retain the discretion to accelerate the vesting of the remainder of the Option Shares in the event that the Committee determines, in its sole discretion, that such accelerated vesting is appropriate.
(c)Involuntary Termination. Notwithstanding anything in Section 3(a), if the Employee’s employment with the Company is terminated as a result of an Involuntary Termination, subject to the Employee’s (i) timely execution of a general release of claims in a form satisfactory to the Company and (ii) if applicable, failure to revoke such execution or
4 Note to Draft: Language to be included for three-year cliff-vesting.
5 Note to Draft: Language, along with the remainder of the bracketed language in this section to be included if an annual vesting schedule is implemented.

signature in accordance with the terms of such release, in each case, during the Consideration Period, to the extent any Option Shares are Nonvested Shares, a prorated portion (based on the number days Employee is employed from the Date of Grant through the [final / applicable] Vesting Date) of the Option Shares shall become Vested Shares. The Committee shall retain the discretion to accelerate the vesting of the remainder of the Option Shares in the event that the Committee determines, in its sole discretion, that such accelerated vesting is appropriate.
(d)Retirement. Notwithstanding anything in Section 3(a), if the Employee’s employment with the Company is terminated as a result of the Employee’s retirement (as defined in the Employee’s employment contract, if at all), the Option shall be forfeited or vest and remain exercisable in accordance with the terms of the Employee’s employment contract.
(e)Termination for Cause. For the avoidance of doubt, any Option Shares, whether deemed Nonvested Shares or Vested Shares that have not been exercised as of the date of the Employee’s termination of employment by the Company for Cause shall be forfeited to the Company for no consideration as of the date of such termination.
(f)Continuous Employment. If the Employee is on a leave of absence for any reason, the Company may, in its sole discretion, determine that the Employee is still considered to be in the employ of or providing services for the Company, provided that rights to the Option will be limited to the extent to which those rights were earned or vested when the leave of absence began. No period of [UK] applicable statutory maternity, paternity or adoption leave shall count as a leave of absence for the purposes of this Agreement, and any Employee on such leave shall be deemed to be continuing to provide services for the Company throughout any such period.
4.Change in Control. In the event of a Change in Control, notwithstanding any provision of the Plan or this Agreement to the contrary, the Option shall become immediately vested and exercisable with respect to 100% of the Option Shares.
5.Exercise and Settlement of Options.
(a)Expiration. The Option shall, in any event, terminate at the close of business on the sixth (6th) anniversary of the Date of Grant (the “Expiration Date”). Subject to the Employee’s continuous employment with the Company, the Employee may exercise the Option to purchase all or a portion of the Vested Shares at any time prior to the termination of the Option pursuant to this Agreement. Notwithstanding the foregoing, unless otherwise provided for by the Committee, upon the termination of the Employee’s employment, the Option shall remain exercisable with respect to the Vested Shares until the date that is set forth in the Plan, or the Expiration Date, if sooner; provided, that, if following the Employee’s termination of employment for any reason the exercise of the Option is prohibited because the exercise of the Option would violate the registration requirements under the Securities Act or any other state or federal securities law or the rules of any securities exchange or interdealer quotation system, then the expiration of the Option shall be tolled until the date that is thirty (30) days after the end of the period during which the exercise of the Option would be in violation of such registration or other securities requirements.

(b)Election to Exercise. Any exercise of the Option by the Employee shall be in writing and addressed to the Company’s Head of Legal and Communications. Exercise of the Option shall be made by delivery to the Company by the Employee (or other person entitled to exercise the Option as entitled hereunder) of (i) an executed “Notice of Stock Option Exercise” (in substantially the form attached hereto as Exhibit A) and (ii) payment of the aggregate Exercise Price for Option Shares purchased pursuant to the exercise. No less than 500 Vested Shares may be purchased at any one time unless the number purchased is the total number of Vested Shares at that time purchasable under the Option. In no event shall the Employee be entitled to exercise the Option for any Nonvested Shares or for a fraction of a Vested Share.
(c)Payment of Exercise Price. Payment of the Exercise Price shall be payable in full at the time of exercise and payment may be made, at the Employee’s election, with the approval of the Company, (i) in cash, by certified or official bank check or by wire transfer of immediately available funds, (ii) by delivery to the Company of a number of shares of Stock having a Fair Market Value as of the date of exercise equal to the Exercise Price, or (iii) by net issue exercise, pursuant to which the Company will issue to the Employee a number of shares of Stock as to which the Option is exercised, less a number of shares with a Fair Market Value as of the date of exercise equal to the Exercise Price.
6.[Taxation.
(a)The Employee irrevocably agrees to:
(i)pay to the Company, his Employer or former Employer (as appropriate) the amount of any Tax Liability; or
(ii)enter into arrangements to the satisfaction of the Company, his Employer or former Employer (as appropriate) for payment of any Tax Liability.
(b)The Employee irrevocably agrees that:
(i)the Employee will reimburse the Company, his Employer or former Employer (as appropriate) for any secondary class 1 (employer) NICs (or any similar liability for social security contribution in any jurisdiction) which:
(A)the Company or any Employer (or former Employer) of the Employee is liable to pay as a result of any Taxable Event; and
(B)may be lawfully recovered by the Company or any Employer (or former Employer) from the Employee; and
(ii)[at the request of the Company, his Employer or former Employer, the Employee shall join that person in making a valid election to transfer to the Employee the whole or any part of the liability for secondary class 1 (employer) NICs (or any similar liability for social security contribution in any jurisdiction) described in Section 6(b)(i).]6
(c)If:
(i)the Employee does not fulfil his obligations arising under Section 6(b)(i) or Section 6(b)(ii) in respect of any Tax Liability relating to the exercise of the Option within seven days after the date of exercise; and
(ii)Stock is readily saleable at that time,
the Company shall withhold Sufficient Shares from the Option Shares which would otherwise be delivered to the Employee. From the net proceeds of sale of those withheld Option Shares, the Company shall:
(i)retain (if the Company is to account for or pay the relevant Tax Liability); or
(ii)pay to the Employee’s Employer or former Employer (if that person is liable to account for or pay the relevant Tax Liability), an amount equal to the Tax Liability, and shall pay any balance to the Employee. The Employee’s obligations under Section 6(a) shall not be affected by any failure of the Company to withhold Option Shares under this Section 6(c).
(d)[The Employee irrevocably agrees to enter into a joint election in respect of the Option Shares under section 431(1) or section 431(2) of ITEPA, if required to do so by the Company, his Employer or former Employer, on or before the date of exercise of the Option.]7
(e)The Employee hereby appoints the Company (acting by any of its directors from time to time) as the Employee’s attorney to:
(i)sell Sufficient Shares as specified in Section 6(c) and deal with the proceeds of that sale in accordance with Section 6(c); and
(ii)execute any joint election required to be entered into under Section 6(d), in the Employee’s name and on the Employee’s behalf.
(f)The Company may appoint one or more persons to act as substitute attorney(s) for the Employee and to exercise one or more of the powers conferred on the Company by the power of attorney set out in Section 6(e), other than the power to appoint a substitute attorney. The Company may subsequently revoke any such appointment.
(g)The power of attorney set out in Section 6(e) shall be irrevocable, save with the consent of the Company, and is given by way of security to secure the interest of the
6 Note to Draft: Language to be removed for Danish recipients, only.
7 Note to Draft: Language to be removed for Danish recipients, only.

Company (for itself and as trustee under this Agreement on behalf of any Employer or former Employer of the Employee) as a person liable to account for or pay any relevant Tax Liability.
(h)The Employee declares that a person who deals in good faith with the Company or any substitute attorney as the Employee’s attorney appointed under Section 6(e) may accept a written statement signed by that person to the effect that this power of attorney has not been revoked as conclusive evidence of that fact.
(i)The Employee shall have no rights to compensation or damages on account of any tax or NICs (or its or their equivalent in any jurisdiction) liability which arises or is increased (or is claimed to arise or be increased) in whole or in part for any reason.]8
(j)[By accepting this agreement the Employee also accept the Agreement on the Application of Section 7P of the Danish Tax Assessment Act (attached hereto as Exhibit B), whereby you acknowledge that the section 7P of the Danish Tax Assessment Act – to the widest possible extent – shall apply in respect of the granted Options and that to the extent that the value of the Options governed by section 7P of the Danish Tax Assessment Act exceeds ten per cent (10%) of the salary in the year of grant, then those amounts exceeding 10% of your annual salary shall not be governed by section 7P of the Danish Tax Assessment Act but instead by the ordinary Danish tax rules.]9
[Withholding. To the extent that receipt, vesting or exercise of the Option results in compensation income or wages to the Employee for federal, state, or local tax purposes, the Employee shall deliver to the Company at the time of such receipt, vesting or exercise, as the case may be, such amount of money as the Company may require to meet its minimum obligation under applicable tax laws or regulations, and if the Employee fails to do so (or if the Employee instructs the Company to withhold cash or stock to meet such obligation), the Company shall withhold from any cash or stock remuneration (including withholding any shares of Stock to be issued to the Employee under this Agreement) then or thereafter payable to the Employee any tax required to be withheld by reason of such resulting compensation income or wages.]10
(k)The Company is making no representation or warranty as to the tax consequences to the Employee as a result of the receipt of the Option, the vesting of the Option, or the exercise of the Option
7.No Shareholder Rights. The Option granted pursuant to this Agreement does not and shall not entitle the Employee to any rights of a holder of Stock prior to the date that shares of Stock are issued to Employee following exercise of the Option. The Employee’s rights with
8 Note to Draft: Language to be included for UK recipients, only.
9 Note to Draft: Language to be included for Danish recipients, only.
10 Note to Draft: Language to be included for US recipients, only.

respect to the Option shall remain forfeitable at all times prior to the date on which the Option Shares become vested and are exercised in accordance with Section 3.
8.Clawback. Notwithstanding any provisions in the Agreement to the contrary, any compensation, payments, or benefits provided hereunder (or profits realized from the sale of the Stock delivered hereunder), whether in the form of cash or otherwise, shall be subject to any Company clawback policy in effect from time to time, as any such policy may be amended.
9.Employment Relationship; Future Awards. For purposes of this Agreement, the Employee shall be considered to be in the employment of the Company as long as the Employee remains an employee of either the Company or a Subsidiary. Without limiting the scope of the preceding sentence, it is specifically provided that the Employee shall be considered to have terminated employment or service with the Company at the time of the termination of the “Subsidiary” status of the entity or other organization that employs or engages the Employee. Nothing in the adoption of the Plan, nor the award of the Option thereunder pursuant to this Agreement, shall confer upon the Employee the right to continued employment by or service with the Company or affect in any way the right of the Company to terminate such employment or service at any time. Unless otherwise provided in a written employment or consulting agreement or by applicable law, the Employee’s employment by or service with the Company shall be on an at-will basis, and the employment or service relationship may be terminated at any time by either the Employee or the Company for any reason whatsoever, with or without cause or notice. Any question as to whether and when there has been a termination of such employment or service, and the cause of such termination, shall be determined by the Committee or its delegate, and its determination shall be final. The grant of this Option is a voluntary, discretionary award being made on a one-time basis and it does not constitute a commitment to make future awards.
10.Notices. Any notices or other communications provided for in this Agreement shall be sufficient if in writing. In the case of the Employee, such notices or communications shall be effectively delivered if hand delivered to the Employee at the Employee’s principal place of employment or if sent by registered or certified mail to the Employee at the last address the Employee has filed with the Company. In the case of the Company, such notices or communications shall be effectively delivered if sent by registered or certified mail to the Company at its principal executive offices.
11.Transferability. The Option is not transferable by the Employee, whether voluntarily, involuntarily or by operation of law or otherwise until such time as the ownership of such shares of Stock has been transferred to the Employee, except as provided in the Plan. Except as provided in the Plan, if any assignment, pledge, transfer, or other disposition, voluntary or involuntary, of the Option shall be made, or if any attachment, execution, garnishment, or lien shall be issued against or placed upon the Option, then the Employee’s right to the Option shall immediately cease and terminate.
12.Entire Agreement; Amendment. This Agreement and the documents incorporated by reference herein replace and merge all previous agreements and discussions relating to the same or similar subject matters between the Employee and the Company and constitute the entire agreement between the Employee and the Company with respect to the subject matter of this Agreement, except as otherwise provided herein. This Agreement may not be modified in any respect by any verbal statement, representation or agreement made by any employee, officer, or representative of the Company or by any written agreement unless signed by an officer of the Company who is expressly authorized by the Company to execute such document.
13.Binding Effect; Survival. This Agreement shall be binding upon and inure to the benefit of any successors to the Company and all persons lawfully claiming under the Employee. The provisions of Section 6 shall survive the exercise of the Option.
14.Controlling Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York, without regard to conflicts of law principles thereof, or, if applicable, the laws of the United States.

[Signature page follows]

IN WITNESS WHEREOF, this Agreement has been executed by the parties as of the date first above written.

NAVIGATOR HOLDINGS LTD.

By:
Name:
Title:

EMPLOYEE

Print Name:

EXHIBIT A
NAVIGATOR HOLDINGS LTD. 2023 LONG-TERM INCENTIVE PLAN (the “Plan”)
NOTICE OF STOCK OPTION EXERCISE
OPTIONEE INFORMATION:

Name:	Employee Number:
Address:	Email:
OPTION INFORMATION:

Date of Grant:		Type of Option:	☐ Non-Qualified Stock Option (NQSO)
Exercise Price per Share:	$
EXERCISE INFORMATION:
1.Number of shares of Stock for which option is being exercised now: [_______________] (These shares are referred to below as the “Purchased Shares.”)
2.Total Exercise Price for the Purchased Shares: $_______________
3.Total tax withholding associated with the Purchased Shared: $_______________
(Please contact to obtain this information
4.Form of payment of exercise price (enclosed, as applicable) [check all that apply]:

a. ____	Check for $_______________, made payable to “Navigator Holdings Ltd.”	c. ____	I elect for the Company to withhold from the number shares of Stock set forth in Item 1 above a number of shares with a Fair Market Value (as defined in the Plan) equal to the Exercise Price set forth in my Stock Option Agreement. (These shares will be valued as of the date this notice is received by the Company.)
b. ____	Certificate(s) for shares of Stock of the Company that I have owned for at least six months. (These shares will be valued as of the date this notice is received by the Company.)

5.Form of payment of tax withholding (enclosed, as applicable) [check all that apply]:

a. ____	Check for $_______________, made payable to “Navigator Holdings Ltd.”	c. ____	I elect for the Company to withhold from the number of shares of Stock set forth in Item 1 above the number of shares necessary to satisfy the Company’s tax withholding obligations, based on the Fair Market Value (as defined in the Plan) of such shares. (these shares will be valued as of the date this notice is received by the Company.)
b. ____	Certificate(s) for shares of Stock of the Company that I have owned for at least six months. (These shares will be valued as of the date this notice is received by the Company.)
6.Names in which the Purchased Shares should be registered [you must check one]:

a. ____	In my name only
b. ____	In the names of my spouse and myself as community property	My spouse’s name (if applicable): ___________________________
c. ____	In the names of my spouse and myself as joint tenants with the right of survivorship
7.The certificate for the Purchased Shares should be sent to the following address:
____________________________________
____________________________________
____________________________________

You must sign this Notice below before submitting it to the Company.

By:
Name:
Date: